UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2021

SILO PHARMA, INC.

(Name of registrant in its charter)

Delaware	000-54872	27-3046338
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

560 Sylvan Ave, Suite 3160

Englewood Cliffs NJ 07632

(Address of principal executive offices)

(718) 400-9031

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

 On January 5, 2021, Silo Pharma, Inc. (the “Company”) entered into a entered into a Patent License Agreement (the “Agreement”) by and among the Company and Silo Pharma, Inc., a Florida corporation (a wholly owned subsidiary of the Company) and their affiliates and subsidiaries (collectively, the “Licensor”) and AIkido Pharma Inc. (“AIkido”) pursuant to which the Licensor granted AIkido an exclusive, worldwide (the “Territory”), sublicensable, royalty-bearing license to certain intellectual property (i) to make, have made, use, provide, import, export, lease, distribute, sell, offer for sale, develop and advertise certain licensed products and (ii) to develop and perform certain licensed processes for the treatment of cancer and symptoms caused by cancer (the “Field of Use”). In addition, pursuant to the Agreement, if the Licensor exercises the option granted to it pursuant to its Commercial Evaluation License and Option Agreement with University of Maryland, Baltimore (“UMB”), effective as of July 15, 2020, the Licensor shall grant AIKido a non-exclusive sublicense to certain UMB patent rights in the field of neuroinflammatory diseases occurring in patients diagnosed with cancer. Pursuant to the Agreement, AIkido shall pay the Licensor, among other things, (i) a one-time cash payment of $500,000 and (ii) royalty payments equal to 2% of Net Sales (as defined in the Agreement) in the Field of Use in the Territory. In addition, AIkido shall issue the Licensor 500 shares of its newly designated Series M Convertible Preferred Stock. The Agreement will remain in effect until the expiration or abandonment of all issued patents and filed patent applications within the licensed patents set forth in the Agreement, unless earlier terminated in accordance with the provisions of the Agreement.

With respect to a vote of AIkido’s stockholders to approve a reverse split of its common stock no later than December 31, 2021 only (“Reverse Stock Split Vote”), each share of the Series M Convertible Preferred Stock shall be entitled to such number of votes equal to 20,000 shares of AIkido’s common stock. In addition, each share of the Series M Convertible Preferred Stock shall be convertible, at any time after the earlier of (i) the date that the Reverse Stock Split Vote is approved by AIkido’s stockholders and (ii) December 31, 2021, at the option of the holder, into such number of shares of AIkido’s common stock determined by dividing the Stated Value by the Conversion Price. “Stated Value” means $1,000. “Conversion Price” means $0.80, subject to adjustment.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 8.01. Other Events.

On January 6, 2021 and January 11, 2021, the Company issued press releases announcing the execution of the Agreement. A copy of each press release is attached to this Current Report on Form 8-K as Exhibit 99.1, which are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
10.1	Patent License Agreement by and among the Company and Silo Pharma, Inc., a Florida corporation and their affiliates and subsidiaries and AIkido Pharma Inc.
99.1	Press release, dated January 6, 2021
99.2	Press release, dated January 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILO PHARMA, INC.

Date: January 11, 2021	By:	/s/ Eric Weisblum
Eric Weisblum, Chief Executive Officer

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